UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2021

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.

Post Office Box 98510

Las Vegas, Nevada

(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 31, 2021 (the “Closing Date”), Southwest Gas Holdings, Inc. (the “Company”) completed its previously announced acquisition of all of the equity interests in Dominion Energy Questar Pipeline, LLC and related entities (the “Questar Pipeline Group”), pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of October 5, 2021, by and between the Company and Dominion Energy Questar Corporation (the “Seller”), a wholly owned subsidiary of Dominion Energy, Inc., which resulted in the Questar Pipeline Group becoming a wholly owned subsidiary of the Company (collectively, the “Acquisition”). The Company recently formed a wholly owned subsidiary named MountainWest Pipelines Holding Company (“MountainWest”) and upon closing of the Acquisition, the Questar Pipeline Group will be owned by MountainWest.

Pursuant to the Purchase Agreement, the total consideration paid for the Acquisition was $1.545 billion in cash and the Company assumed approximately $430 million of existing long-term debt. The Company financed the purchase price of the Acquisition with a $1.6 billion draw under its previously disclosed 364-day term loan credit agreement, dated as of November 1, 2021 (the “Credit Agreement”). Borrowings under the Credit Agreement will mature on December 30, 2022.

The foregoing description of the Purchase Agreement and the Acquisition is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 5, 2021 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 2.01 with respect to the Company’s draw under the Credit Agreement is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On December 31, 2021, the Company issued a press release related to the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The required historical financial statements of Dominion Energy Questar Pipeline, LLC will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days of the due date hereof.

(b) Pro Forma Financial Information

The required unaudited pro forma financial information of the Company will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days of the due date hereof.

(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of October 5, 2021, by and between Dominion Energy Questar Corporation and Southwest Gas Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 5, 2021).

99.1	Press release dated December 31, 2021.

104	Cover Page formatted in Inline XBRL.

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Gregory J. Peterson
Date: January 3, 2022	Gregory J. Peterson
Senior Vice President/Chief Financial Officer